UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2014

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 227-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Aruba Networks, Inc. (“Aruba” or the “Company”) held on December 5, 2014 (the “Annual Meeting”), proxies representing 99,476,104 shares of Common Stock or approximately 91% of the total outstanding shares of Aruba were present and voted on the three proposals presented at the Annual Meeting as follows:
Proposal One – Election of Directors
The table below presents the voting results of the election of eight directors to Aruba’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dominic P. Orr	81,876,937	3,776,195	13,822,972
Keerti Melkote	85,435,545	217,587	13,822,972
Bernard Guidon	84,746,752	906,380	13,822,972
Emmanuel Hernandez	85,475,591	177,541	13,822,972
Michael R. Kourey	85,475,236	177,896	13,822,972
Willem P. Roelandts	85,465,004	188,128	13,822,972
Jurgen Rottler	85,473,111	180,021	13,822,972
Daniel Warmenhoven	84,755,391	897,741	13,822,972
Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2015 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,031,551	2,302,738	141,815	―
Proposal Three – Non-Binding Advisory Vote on Executive Compensation
The Company’s stockholders cast their votes with respect to the non-binding advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,794,565	674,927	183,640	13,822,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: December 9, 2014	By:	/s/ Ava Hahn
Ava Hahn General Counsel and Secretary